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                                                                    EXHIBIT 23.2



Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 31, 1996 (except Note 20, as to which the date is January 16, 1997), in the Registration Statement (Form S-4) and the related Prospectus of Group Technologies Corporation dated January 23, 1997.



                                 Ernst & Young LLP

Louisville, Kentucky
January 17, 1997